Exhibit 99.1

News Release

Ashland announces strategic review of its performance adhesives business unit and enhanced focus on growth in high-value ingredients portfolio

WILMINGTON, Del., May 25, 2021 – Ashland Global Holdings Inc. (NYSE: ASH), today announced a strategic review of its performance adhesives business unit. Ashland intends to evaluate all options with respect to the business unit, including a potential sale. The decision is consistent with the company’s strategy to grow its integrated additive ingredients portfolio focused on its leadership positions in its core pharma, personal care, and coatings businesses.

“Ashland’s performance adhesives business unit has demonstrated exceptional financial performance with a strong and dedicated business team who excel at solutions in key niche markets,” said Guillermo Novo, chairman and chief executive officer, Ashland.

“The business has valuable products with differentiating performance for customers across a variety of applications and markets. The team has recently introduced innovations which  provide exciting growth potential for this unique business.”

Novo said he expects the combination of strong financing availability, low interest rates and improving global macroeconomic conditions to create a supportive backdrop for a potential sale of the business unit.

The company plans to increase capital deployment toward its core additives portfolio consisting of life sciences, personal care and household and specialty additives. Priority will be given to expand its high-value pharmaceuticals and personal care businesses, to enhance shareholder value through improved margins and focused growth capital deployment, including potential bolt-on acquisitions.

Ashland recently acquired the Schülke & Mayr personal care business which underscores the company’s strategy for growth in its core end-markets. The integration is proceeding as planned.

As Ashland continues to intensify its commitment to environment, social and governance (ESG), the company is increasing its development of differentiated ingredients innovations and unique custom specialty solutions for responsible growth aligned with consumer market trends. Sustainably solving complex challenges for customers will help further amplify the efficacy, refine the usability, add to the allure, ensure the integrity, and improve the profitability of their products and applications.

Ashland anticipates completing the strategic review by the end of calendar year 2021. The company has retained Citi to assist in the strategic review process.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier specialty materials company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 4,200 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/sustainability  to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as "anticipates," "believes," "expects," "estimates," "is likely," "predicts," "projects," "forecasts," "objectives," "may," "will," "should," "plans" and "intends" and the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements relating to our expectation to execute the strategic alternatives successfully or that the completion of the process will enable Ashland to successfully focus on its core businesses. In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland's expectations and assumptions, as of the date such statements are made, regarding Ashland's future operating performance and financial condition, the strategic and competitive advantages of the expected acquisition, as well as the economy and other future events or circumstances. Ashland's expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland's substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland's future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of  Schülke & Mayr’s personal care business (including the possibility that Ashland may not realize the anticipated benefits from such transactions); and severe weather (including the recent US Gulf Coast storm), natural disasters, public health crises (including the current COVID-19 pandemic) and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland's most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland's website at http://investor.ashland.com or on the SEC's website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s websites is not incorporated into or a part of this news release.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

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